CERTIFICATE OF ORGANIZATION

                                       OF

                               ACJ Acquisition LLC

         Pursuant to the Massachusetts Limited Liability Company Act (the "Act"), the undersigned hereby forms a limited liability company with the following terms:

     1. Federal Employer Identification Number. As of the date hereof, ACJ Acquisition LLC has applied for, but not yet received, a Federal employer identification number.

     2. Name. The name of the limited liability company is ACJ Acquisition LLC (the "LLC").

     3. Office of the LLC. The address of the office of the LLC is c/o C T Corporation System, 2 Oliver Street, Boston, Massachusetts 02109.

     4. Business of LLC. The general character of the LLC is to engage in the energy production and distribution business. The business of the LLC shall include participation in such activities as are related or incidental to the above and any other lawful business, trade, purpose or activity permitted under the Act.

     5. Name and Address of Resident Agent. The resident agent of the LLC in the Commonwealth of Massachusetts for service of process is C T Corporation System, 2 Oliver Street, Boston, Massachusetts 02109.

     6. Names and Addresses of the Managers. The Managers of the LLC and their business addresses are as follows:

            Frederick Lowther                  Steve Zelkowitz
            KeySpan Corporation                KeySpan Corporation
            1 MetroTech Center                 1 MetroTech Center
            Brooklyn, NY 11201                 Brooklyn, NY 11201

     7. Persons Authorized to Convey Title. Frederick Lowther and Steve Zelkowitz are each authorized to execute, acknowledge, deliver and record any recordable instrument purporting to effect an interest of real property of the LLC under Section 66 of the Act.

     IN WITNESS WHEREOF, the undersigned hereby affirms under the penalties of perjury that the facts stated herein are true as of the 3rd day of November, 1999.

                                          /s/ Michael L. Manning
                                          ----------------------
                                          Michael L. Manning
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